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                                                                    Exhibit 24.2


                                  [LETTERHEAD]



                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the use in the Registration Statement on Form S-3, and any amendments thereto, and in any related Prospectus, covering the registration of 1,853,144 additional shares of common stock, to be filed by American Resources of Delaware, Inc. of our auditor's report dated April 11, 1994 (except with respect to notes 1 and 10, which are as of March 28, 1995) accompanying the financial statements of American Resources of Delaware, Inc. as of December 31, 1993 and 1992.



/s/ William Briggs & Company

Lake Bluff, Illinois
June 11, 1996